UNITED STATES SECURITIES AND EXCHANGE
COMMISSION

Washington, D.C. 20549

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TWO HARBORS INVESTMENT CORP.

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UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report: April 28, 2026 Two Harbors Investment Corp. (Exact name of registrant as specified in its charter) Maryland 001-34506 27-0312904 (State or other jurisdiction of incorporation or organization) (Commission File Number) (I.R.S. Employer Identification No.) 1601 Utica Avenue South, Suite 900 St. Louis Park, MN 55416 (Address of Principal Executive Offices) (Zip Code) (612) 453-4100 Registrant's telephone number, including area code (Former name or former address, if changed since last report) Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities Registered Pursuant to Section 12(b) of the Act: Title of Each Class: Trading Symbol(s) Name of Exchange on Which Registered: Common Stock, par value $0.01 per share TWO New York Stock Exchange 8.125% Series A Cumulative Redeemable Preferred Stock TWO PRA New York Stock Exchange 7.625% Series B Cumulative Redeemable Preferred Stock TWO PRB New York Stock Exchange 7.25% Series C Cumulative Redeemable Preferred Stock TWO PRC New York Stock Exchange 9.375% Senior Notes Due 2030 TWOD New York Stock Exchange Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging Growth Company ☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition. On April 28, 2026, Two Harbors Investment Corp. (“Two Harbors”) issued a press release announcing its financial results for the fiscal quarter ended March 31, 2026. A copy of the press release and the 2026 First Quarter Earnings Call Presentation are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference. The information in Item 2.02 of this Current Report, including Exhibits 99.1 and 99.2 attached hereto, is furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed to be “filed” for any other purpose, including for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 2.02 of this Current Report, including Exhibits 99.1 and 99.2, shall not be deemed incorporated by reference into any filing of the registrant under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filings (unless the registrant specifically states that the information or exhibit in this Item 2.02 is incorporated by reference). FORWARD-LOOKING STATEMENTS This Form 8-K may contain “forward-looking statements,” including certain plans, expectations, goals, projections and statements about the merger (the “CCM Merger”) with CrossCountry Intermediate Holdco, LLC (“CCM”), Two Harbors Investment Corp.’s (“TWO”) and CCM’s plans, objectives, expectations and intentions, the expected timing of completion of the proposed CCM Merger, the ability of the parties to complete the proposed CCM Merger considering the various closing conditions; and other statements that are not historical facts. Such statements are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included in this 8-K that address activities, events or developments that TWO or CCM expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “estimate,” “plan,” “continue,” “intend,” “could,” “foresee,” “should,” “would,” “may,” “will,” “guidance,” “look,” “outlook,” “goal,” “future,” “assume,” “forecast,” “build,” “focus,” “work,” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. TWO’s ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although TWO believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that their expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this 8-K. These include, among other things: the expected timing and likelihood of completion of the proposed CCM Merger; the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed CCM Merger; the potential failure to receive, on a timely basis or otherwise, the required approvals of the proposed CCM Merger, including stockholder approval by TWO stockholders, and the potential failure to satisfy the other conditions to the consummation of the proposed CCM Merger in a timely manner or at all; risks related to disruption of management’s attention from ongoing business operations due to the proposed CCM Merger; the risk that any announcements relating to the proposed CCM Merger could have adverse effects on the market price of TWO common stock; the risk that the proposed CCM Merger and its announcement could have an adverse effect on the ability of TWO to retain and hire key personnel and the effect on TWO’s operating results and business generally; the outcome of any legal proceedings relating to the proposed CCM Merger, including stockholder litigation in connection with the proposed CCM Merger; the risk that restrictions during the pendency of the proposed CCM Merger may impact TWO’s ability to pursue certain business opportunities or strategic transactions; that TWO may be adversely affected by other economic, business or competitive factors; changes in future loan production; the availability of suitable investment opportunities; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions and market conditions; conditions in the market for mortgage-related investments; and legislative and regulatory changes that could adversely affect TWO’s business. All such factors are difficult to predict and are beyond the control of TWO and CCM, including those detailed in TWO’s annual reports on Form 10-K, quarterly reports on Form 10-Q and periodic reports on Form 8-K that are available on TWO’s website at www.twoinv.com/investors and on the Securities and Exchange Commission’s (the “SEC”) website at www.sec.gov. Each of the forward-looking statements of TWO are based on assumptions that TWO believes to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and TWO does not undertake any obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT In connection with the proposed CCM Merger, TWO filed with the SEC a definitive proxy statement (the “Proxy Statement”) on April 20, 2026. TWO commenced mailing of the Proxy Statement on or about April 20, 2026. The proposed CCM Merger will be submitted to the TWO stockholders for their approval. TWO may also file other documents with the SEC regarding the proposed Merger. The Proxy Statement contains important information about the proposed CCM Merger and related matters. This 8-K is not a substitute for the Proxy Statement or any other documents that TWO may file with the SEC or send to TWO stockholders in connection with the proposed CCM Merger. INVESTORS AND SECURITYHOLDERS OF TWO ARE ADVISED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED CCM MERGER (INCLUDING ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS) CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED CCM MERGER AND RELATED MATTERS. Investors and securityholders may obtain a free copy of the Proxy Statement and all other documents filed or that will be filed with the SEC by TWO on the SEC’s website at www.sec.gov. Copies of documents filed with the SEC by TWO will be made available free of charge on TWO’s website at www.twoinv.com/investors or by directing a request to: Two Harbors Investment Corp., 1601 Utica Avenue South, Suite 900, St. Louis Park, MN 55416, Attention: Investor Relations. PARTICIPANTS IN THE SOLICITATION TWO and its directors, executive officers and certain other members of management and employees of TWO may be deemed to be “participants” in the solicitation of proxies from the TWO stockholders in connection with the proposed CCM Merger. Securityholders can find information about TWO and its directors and executive officers and their ownership of TWO common stock in the Proxy Statement. Please also refer to the sections in TWO’s Form 10K/A filed with the SEC on April 27, 2026 captioned "Compensation and Analysis," "Summary Compensation Table" and "Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters." Any changes in the holdings of TWO’s securities by its directors or executive officers from the amounts described in the Form 10K/A have been reflected in Statements of Change in Ownership on Form 4 filed with the SEC subsequent to the filing date of the Proxy Statement and are available on the SEC’s website at www.sec.gov. Additional information regarding the interests of such individuals in the proposed CCM Merger is included in the Proxy Statement relating to the proposed CCM Merger. Free copies of these documents may be obtained as described in the preceding paragraph.

Item 9.01 Financial Statements and Exhibits. (d) Exhibits. Exhibit No. Description 99.1 Press Release of Two Harbors Investment Corp., dated April 28, 2026. 99.2 2026 First Quarter Earnings Call Presentation. 104 Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized. TWO HARBORS INVESTMENT CORP. By: /s/ REBECCA B. SANDBERG Rebecca B. Sandberg Chief Legal Officer and Secretary Date: April 28, 2026

TWO Reports First Quarter 2026 Financial Results Executed New Definitive Merger Agreement with CrossCountry Mortgage, LLC NEW YORK, April 28, 2026 - TWO (Two Harbors Investment Corp., NYSE: TWO), an MSR-focused real estate investment trust (REIT), today announced its financial results for the quarter ended March 31, 2026. Quarterly Summary • Entered into a definitive merger agreement with CrossCountry Mortgage, LLC (“CrossCountry” or “CCM”), pursuant to which CCM will acquire all of the outstanding shares of TWO common stock. ◦ In connection with entering into the merger agreement with CCM, TWO terminated its previously announced merger agreement, dated December 17, 2025, with UWM Holdings Corporation (NYSE: UWMC). ◦ On April 28, 2026, announced the signing of an amendment to the previously announced merger agreement, whereby CCM will increase the per-share cash consideration payable to TWO stockholders to $11.30 per share, an increase from $10.80 per share under the original merger agreement. ◦ Holders of TWO’s Series A, Series B and Series C Preferred Stock will have their shares redeemed following the closing of the transaction at $25.00 per share, plus any accumulated and unpaid dividends, in accordance with the terms of the preferred stock. ◦ Prior to the closing of the merger, TWO intends to pay regular quarterly dividends in the ordinary course consistent with past practice for all completed quarterly periods. TWO does not intend to pay a partial dividend for the quarter in which the closing occurs in the event the closing does not occur as of quarter-end. ◦ The transaction is still expected to close in the second half of 2026, subject to approval of TWO’s stockholders and the satisfaction of other closing conditions, including customary regulatory approvals. • Reported book value of $10.57 per common share, and declared a first quarter common stock dividend of $0.34 per share, representing a (2.0)% quarterly economic return on book value.(1) • Generated comprehensive loss of $(24.7) million, or $(0.24) per weighted average basic common share. • Convertible senior notes of $261.9 million in UPB were repaid in full on their January 15, 2026 maturity date • Added $151.8 million in unpaid principal balance (UPB) of MSR through flow-sale acquisitions and recapture. • As of March 31, 2026, MSR portfolio had a weighted average gross coupon rate of 3.54% and a 60+ day delinquency rate of 0.81%, and had experienced a 3-month CPR of 5.6%. • Funded $92.3 million UPB in loans and brokered an additional $38.2 million UPB in second lien loans. “In the first quarter, we executed a new merger agreement with CCM, and in connection with entering into this agreement, we terminated the prior merger agreement with UWM,” said Bill Greenberg, TWO’s President and Chief Executive Officer. “This combination pairs the country’s leading retail originator with RoundPoint’s best-in-class servicing platform, creating a fully integrated mortgage company. I am confident that this is the best outcome for our shareholders, and our Board unanimously recommends that shareholders vote in favor of the merger.” ________________ (1) Economic return on book value is defined as the increase (decrease) in common book value from the beginning to the end of the given period, plus dividends declared to common stockholders in the period, divided by common book value as of the beginning of the period. - 1 - Exhibit 99.1

"The outbreak of the conflict in the Middle East caused an abrupt change in sentiment in the first quarter, leading to an increase in rates, rate volatility, hedging costs and a widening of spreads," stated Nick Letica, TWO's Chief Investment Officer. "However, mortgage spreads outperformed the increase in volatility, due to the January directive from the Administration for the GSEs to purchase $200 billion of MBS, which added to the already positive supply/demand technicals. The situation in the Middle East continues to be highly fluid, with a broad range of outcomes, which will drive the near-term outlook of risk assets. The widening of spreads by quarter-end improved the return potential of our portfolio."

Operating Performance

The following table summarizes the company's GAAP and non-GAAP earnings measurements and key metrics for the first quarter of 2026 and fourth quarter of 2025:

Operating Performance (unaudited)

(dollars in thousands, except per common share data)

	Three Months Ended March 31, 2026			Three Months Ended December 31, 2025		
Earnings Attributable to Common Stockholders	**Earnings**	**Per weighted average basic common share**	**Annualized return on average common equity**	**Earnings**	**Per weighted average basic common share**	**Annualized return on average common equity**
Comprehensive (Loss) Income	$ (24,714)	$ (0.24)	(8.4)%	$ 50,429	$ 0.48	17.2 %
GAAP Net Income (Loss)	$ 19,477	$ 0.18	6.6 %	$ (1,325)	$ (0.02)	(0.5)%
Earnings Available for Distribution[(1)]	$ 35,756	$ 0.34	12.2 %	$ 27,435	$ 0.26	9.4 %
Operating Metrics						
Dividend per common share	$ 0.34			$ 0.34		
Annualized dividend yield[(2)]	11.9 %			13.0 %		
Book value per common share at period end	$ 10.57			$ 11.13		
Economic return on book value[(3)]	(2.0)%			3.9 %		
Operating expenses, excluding non-cash LTIP amortization and merger-related costs[(4)]	$ 39,391			$ 43,699		
Operating expenses, excluding non-cash LTIP amortization and merger-related costs, as a percentage of average equity[(4)]	8.8 %			9.7 %		

(1) Earnings Available for Distribution, or EAD, is a non-GAAP measure. Please see page 11 for a definition of EAD and a reconciliation of GAAP to non-GAAP financial information.
(2) Dividend yield is calculated based on annualizing the dividends declared in the given period, divided by the closing share price as of the end of the period.
(3) Economic return on book value is defined as the increase (decrease) in common book value from the beginning to the end of the given period, plus dividends declared to common stockholders in the period, divided by the common book value as of the beginning of the period.
(4) Excludes non-cash equity compensation expense of $4.4 million for the first quarter of 2026 and $3.4 million for the fourth quarter of 2025 and merger-related costs of $5.6 million for the first quarter of 2026 and $4.2 million for the fourth quarter of 2025. Merger-related costs consist of expenses incurred in connection with the company's proposed merger with CCM, as well as its terminated merger with UWM Holdings Corporation.

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Portfolio Summary

As of March 31, 2026, the company's portfolio was comprised of $8.9 billion of Agency RMBS, MSR and other investment securities as well as their associated notional debt hedges. Additionally, the company held $3.0 billion bond equivalent value of net long to-be-announced securities (TBAs).

The following tables summarize the company's investment portfolio as of March 31, 2026 and December 31, 2025:

Investment Portfolio Composition	As of March 31, 2026		As of December 31, 2025	
(dollars in thousands)	(unaudited)		(unaudited)	
Agency RMBS	$ 6,568,185	73.4 %	$ 6,579,141	73.1 %
Mortgage servicing rights[(1)]	2,380,983	26.6 %	2,421,910	26.9 %
Other	3,149	— %	3,259	— %
Aggregate Portfolio	8,952,317		9,004,310	
Net TBA position[(2)]	2,976,531		4,199,576	
Total Portfolio	$ 11,928,848		$ 13,203,886	

(1) Based on the prior month-end's principal balance of the loans underlying the company's MSR, increased for current month purchases.

(2) Represents bond equivalent value of TBA position. Bond equivalent value is defined as notional amount multiplied by market price. Accounted for as derivative instruments in accordance with GAAP.

Portfolio Metrics Specific to Agency RMBS	As of March 31, 2026	As of December 31, 2025
	(unaudited)	(unaudited)
Weighted average cost basis[(1)]	$ 101.72	$ 101.61
Weighted average experienced three-month CPR	8.6 %	7.9 %
Gross weighted average coupon rate	6.2 %	6.1 %
Weighted average loan age (months)	24	26

(1) Weighted average cost basis includes Agency principal and interest RMBS only and utilizes carrying value for weighting purposes.

Portfolio Metrics Specific to MSR[(1)]	As of March 31, 2026	As of December 31, 2025
(dollars in thousands)	(unaudited)	(unaudited)
Unpaid principal balance	$ 158,871,352	$ 162,450,487
Gross coupon rate	3.5 %	3.6 %
Current loan size	$ 321	$ 324
Original FICO[(2)]	760	760
Original LTV	73 %	73 %
60+ day delinquencies	0.8 %	0.9 %
Net servicing fee	25.3 basis points	25.3 basis points

	Three Months Ended March 31, 2026	Three Months Ended December 31, 2025
	(unaudited)	(unaudited)
Fair value losses	$ (44,009)	$ (65,213)
Servicing income	$ 119,364	$ 133,160
Servicing costs	$ 1,807	$ 3,705
Change in servicing reserves	$ 41	$ (322)

(1) Metrics exclude residential mortgage loans in securitization trusts for which the company is the named servicing administrator. Portfolio metrics, other than UPB, represent averages weighted by UPB.

(2) FICO represents a mortgage industry accepted credit score of a borrower.

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Serviced Mortgage Assets	As of March 31, 2026			As of December 31, 2025		
	Number of Loans	Unpaid Principal Balance		Number of Loans	Unpaid Principal Balance	
(dollars in thousands)	(unaudited)			(unaudited)		
Mortgage servicing rights	665,942	$	158,871,352	675,215	$	162,450,487
Subservicing[(1)]	179,899		40,051,658	178,356		40,492,124
Servicing administrator[(2)]	505		265,953	514		272,820
Mortgage loans held-for-sale[(3)]	70		18,391	38		13,336
Total serviced mortgage assets	846,416	$	199,207,354	854,123	$	203,228,767

(1) Off-balance sheet mortgage loans owned by third parties and subserviced by the company.
(2) Off-balance sheet mortgage loans owned by third parties for which the company acts as servicing administrator (subserviced by appropriately licensed third-party subservicers).
(3) Originated or purchased mortgage loans held-for-sale at period-end.

Other Investments and Risk Management Metrics	As of March 31, 2026		As of December 31, 2025	
(dollars in thousands)		(unaudited)		(unaudited)
Net long TBA notional[(1)]	$	3,019,003	$	4,206,715
Futures notional	$	(6,354,300)	$	(4,357,800)
Interest rate swaps notional	$	11,435,749	$	12,579,986

(1) Accounted for as derivative instruments in accordance with GAAP.

Financing Summary

The following tables summarize the company's secured and unsecured financing arrangements and related metrics as of March 31, 2026 and December 31, 2025:

March 31, 2026		Balance	Weighted Average Borrowing Rate	Weighted Average Months to Maturity	Number of Distinct Counterparties
(dollars in thousands, unaudited)					
Repurchase agreements collateralized by securities	$	6,665,054	3.85 %	2.32	16
Repurchase agreements collateralized by MSR		575,000	6.71 %	7.05	3
Repurchase agreements collateralized by mortgage loans		5,233	5.68 %	2.75	1
Total repurchase agreements		7,245,287	4.07 %	2.69	18
Revolving credit facilities collateralized by MSR and related servicing advance obligations		916,871	6.68 %	18.41	3
Warehouse lines of credit collateralized by mortgage loans		12,694	5.67 %	2.83	1
Unsecured senior notes		111,200	9.38 %	52.54	n/a
Total borrowings	$	8,286,052			

December 31, 2025		Balance	Weighted Average Borrowing Rate	Weighted Average Months to Maturity	Number of Distinct Counterparties
(dollars in thousands, unaudited)					
Repurchase agreements collateralized by securities	$	6,601,446	4.13 %	1.78	16
Repurchase agreements collateralized by MSR		650,000	6.76 %	6.34	3
Repurchase agreements collateralized by mortgage loans		4,094	5.88 %	2.72	1
Total repurchase agreements		7,255,540	4.36 %	2.19	18
Revolving credit facilities collateralized by MSR and related servicing advance obligations		919,371	6.77 %	21.30	3
Warehouse lines of credit collateralized by mortgage loans		9,406	6.00 %	2.63	1
Unsecured senior notes		111,055	9.38 %	55.50	n/a
Unsecured convertible senior notes		261,810	6.25 %	0.49	n/a
Total borrowings	$	8,557,182			

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Borrowings by Collateral Type	As of March 31, 2026	As of December 31, 2025
(dollars in thousands)	(unaudited)	(unaudited)
Agency RMBS	$ 6,665,054	$ 6,601,446
Mortgage servicing rights and related servicing advance obligations	1,491,871	1,569,371
Other - secured	17,927	13,500
Other - unsecured[(1)]	111,200	372,865
Total	8,286,052	8,557,182
TBA cost basis	2,981,694	4,185,465
Net payable (receivable) for unsettled RMBS	(230,695)	(177,891)
Total, including TBAs and net payable (receivable) for unsettled RMBS	$ 11,037,051	$ 12,564,756
Debt-to-equity ratio at period-end[(2)]	4.8 :1.0	4.8 :1.0
Economic debt-to-equity ratio at period-end[(3)]	6.4 :1.0	7.0 :1.0

Cost of Financing by Collateral Type[(4)]	Three Months Ended March 31, 2026	Three Months Ended December 31, 2025
	(unaudited)	(unaudited)
Agency RMBS	3.98 %	4.27 %
Mortgage servicing rights and related servicing advance obligations[(5)]	7.13 %	7.63 %
Other - secured	6.18 %	6.60 %
Other - unsecured[(1)(5)]	9.35 %	7.96 %
Annualized cost of financing	4.68 %	5.04 %
Interest rate swaps[(6)]	(0.06) %	(0.13) %
U.S. Treasury futures[(7)]	(0.11) %	(0.14) %
TBAs[(8)]	3.72 %	4.00 %
Total annualized cost of financing[(8)]	4.20 %	4.41 %

(1) Unsecured borrowings under senior notes and, prior to their January 15, 2026 maturity date, convertible senior notes.

(2) Defined as total borrowings to fund Agency and non-Agency investment securities, MSR and related servicing advances and mortgage loans held-for-sale, divided by total equity.

(3) Defined as total borrowings to fund Agency and non-Agency investment securities, MSR and related servicing advances and mortgage loans held-for-sale, plus the implied debt on net TBA cost basis and net payable (receivable) for unsettled RMBS, divided by total equity.

(4) Excludes any repurchase agreements collateralized by U.S. Treasuries.

(5) Includes amortization of debt issuance costs.

(6) The cost of financing on interest rate swaps held to mitigate interest rate risk associated with the company's outstanding borrowings includes interest spread income/expense and amortization of upfront payments made or received upon entering into interest rate swap agreements and is calculated using average borrowings balance as the denominator.

(7) The cost of financing on U.S. Treasury futures held to mitigate interest rate risk associated with the company's outstanding borrowings is calculated using average borrowings balance as the denominator. U.S. Treasury futures income is the economic equivalent to holding and financing a relevant cheapest-to-deliver U.S. Treasury note or bond using short-term repurchase agreements.

(8) The implied financing benefit/cost of dollar roll income on TBAs is calculated using the average cost basis of TBAs as the denominator. TBA dollar roll income is the non-GAAP economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements. TBAs are accounted for as derivative instruments in accordance with GAAP.

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Conference Call TWO will host a conference call on April 29, 2026 at 9:00 a.m. ET to discuss its first quarter 2026 financial results and related information. To participate in the teleconference, please call toll-free (800) 330-6710 approximately 10 minutes prior to the above start time and provide the Conference Code 1691055. The conference call will also be webcast live and accessible online in the News & Events section of the company’s website at www.twoinv.com. For those unable to attend, a replay of the webcast will be available on the company’s website approximately four hours after the live call ends. About TWO Two Harbors Investment Corp., or TWO, a Maryland corporation, is a real estate investment trust that invests in mortgage servicing rights, residential mortgage-backed securities, and other financial assets. TWO is headquartered in St. Louis Park, MN. FORWARD-LOOKING STATEMENTS This press release may contain “forward-looking statements,” including certain plans, expectations, goals, projections and statements about the merger (the “CCM Merger”) with CrossCountry Intermediate Holdco, LLC (“CCM”), Two Harbors Investment Corp.’s (“TWO”) and CCM’s plans, objectives, expectations and intentions, the expected timing of completion of the proposed CCM Merger, the ability of the parties to complete the proposed CCM Merger considering the various closing conditions; and other statements that are not historical facts. Such statements are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included in this press release that address activities, events or developments that TWO or CCM expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “estimate,” “plan,” “continue,” “intend,” “could,” “foresee,” “should,” “would,” “may,” “will,” “guidance,” “look,” “outlook,” “goal,” “future,” “assume,” “forecast,” “build,” “focus,” “work,” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. TWO’s ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although TWO believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that their expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this press release. These include, among other things: the expected timing and likelihood of completion of the proposed CCM Merger; the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed CCM Merger; the potential failure to receive, on a timely basis or otherwise, the required approvals of the proposed CCM Merger, including stockholder approval by TWO stockholders, and the potential failure to satisfy the other conditions to the consummation of the proposed CCM Merger in a timely manner or at all; risks related to disruption of management’s attention from ongoing business operations due to the proposed CCM Merger; the risk that any announcements relating to the proposed CCM Merger could have adverse effects on the market price of TWO common stock; the risk that the proposed CCM Merger and its announcement could have an adverse effect on the ability of TWO to retain and hire key personnel and the effect on TWO’s operating results and business generally; the outcome of any legal proceedings relating to the proposed CCM Merger, including stockholder litigation in connection with the proposed CCM Merger; the risk that restrictions during the pendency of the proposed CCM Merger may impact TWO’s ability to pursue certain business opportunities or strategic transactions; that TWO may be adversely affected by other economic, business or competitive factors; changes in future loan production; the availability of suitable investment opportunities; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions and market conditions; conditions in the market for mortgage-related investments; and legislative and regulatory changes that could adversely affect TWO’s business. All such factors are difficult to predict and are beyond - 6 -

the control of TWO and CCM, including those detailed in TWO’s annual reports on Form 10-K, quarterly reports on Form 10-Q and periodic reports on Form 8-K that are available on TWO’s website at www.twoinv.com/investors and on the Securities and Exchange Commission’s (the “SEC”) website at www.sec.gov. Each of the forward-looking statements of TWO are based on assumptions that TWO believes to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and TWO does not undertake any obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT In connection with the proposed CCM Merger, TWO filed with the SEC a definitive proxy statement (the “Proxy Statement”) on April 20, 2026. TWO commenced mailing of the Proxy Statement on or about April 20, 2026. The proposed CCM Merger will be submitted to the TWO stockholders for their approval. TWO may also file other documents with the SEC regarding the proposed Merger. The Proxy Statement contains important information about the proposed CCM Merger and related matters. This press release is not a substitute for the Proxy Statement or any other documents that TWO may file with the SEC or send to TWO stockholders in connection with the proposed CCM Merger. INVESTORS AND SECURITYHOLDERS OF TWO ARE ADVISED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED CCM MERGER (INCLUDING ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS) CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED CCM MERGER AND RELATED MATTERS. Investors and securityholders may obtain a free copy of the Proxy Statement and all other documents filed or that will be filed with the SEC by TWO on the SEC’s website at www.sec.gov. Copies of documents filed with the SEC by TWO will be made available free of charge on TWO’s website at www.twoinv.com/investors or by directing a request to: Two Harbors Investment Corp., 1601 Utica Avenue South, Suite 900, St. Louis Park, MN 55416, Attention: Investor Relations. PARTICIPANTS IN THE SOLICITATION TWO and its directors, executive officers and certain other members of management and employees of TWO may be deemed to be “participants” in the solicitation of proxies from the TWO stockholders in connection with the proposed CCM Merger. Securityholders can find information about TWO and its directors and executive officers and their ownership of TWO common stock in the Proxy Statement. Please also refer to the sections in TWO’s Form 10K/A filed with the SEC on April 27, 2026 captioned "Compensation and Analysis," "Summary Compensation Table" and "Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters." Any changes in the holdings of TWO’s securities by its directors or executive officers from the amounts described in the Form 10K/A have been reflected in Statements of Change in Ownership on Form 4 filed with the SEC subsequent to the filing date of the Proxy Statement and are available on the SEC’s website at www.sec.gov. Additional information regarding the interests of such individuals in the proposed CCM Merger is included in the Proxy Statement relating to the proposed CCM Merger. Free copies of these documents may be obtained as described in the preceding paragraph. Non-GAAP Financial Measures In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures, such as earnings available for distribution and related per basic common share measures. The non-GAAP financial measures presented by the company provide supplemental information to assist investors in analyzing the company’s results of operations and help facilitate comparisons to industry peers. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 11 of this release. Contact Margaret Karr, Head of Investor Relations, TWO, (612)-453-4080, Margaret.Karr@twoinv.com # # # - 7 -

TWO HARBORS INVESTMENT CORP. CONSOLIDATED BALANCE SHEETS (dollars in thousands, except share data) March 31, 2026 December 31, 2025 (unaudited) ASSETS Available-for-sale securities, at fair value (amortized cost $6,553,143 and $6,516,016, respectively; allowance for credit losses $1,551 and $1,609, respectively) $ 6,507,381 $ 6,514,471 Mortgage servicing rights, at fair value 2,380,983 2,421,910 Mortgage loans held-for-sale, at fair value 18,536 13,630 Cash and cash equivalents 476,307 842,319 Restricted cash 283,842 219,633 Accrued interest receivable 29,917 29,229 Due from counterparties 432,152 379,259 Derivative assets, at fair value 71,213 87,549 Reverse repurchase agreements 170,855 157,120 Other assets 162,550 194,097 Total Assets $ 10,533,736 $ 10,859,217 LIABILITIES AND STOCKHOLDERS’ EQUITY Liabilities: Repurchase agreements $ 7,245,287 $ 7,255,540 Revolving credit facilities 916,871 919,371 Warehouse lines of credit 12,694 9,406 Senior notes 111,200 111,055 Convertible senior notes — 261,810 Derivative liabilities, at fair value 11,254 4,254 Due to counterparties 247,469 215,814 Dividends payable 48,904 48,932 Accrued interest payable 44,520 81,914 Other liabilities 163,958 163,194 Total Liabilities 8,802,157 9,071,290 Stockholders’ Equity: Preferred stock, par value $0.01 per share; 100,000,000 shares authorized and 24,870,817 shares issued and outstanding ($621,770 liquidation preference) 601,467 601,467 Common stock, par value $0.01 per share; 175,000,000 shares authorized and 105,044,253 and 104,806,311 shares issued and outstanding, respectively 1,050 1,048 Additional paid-in capital 5,952,939 5,948,478 Accumulated other comprehensive loss (44,278) (87) Cumulative earnings 1,226,769 1,194,485 Cumulative distributions to stockholders (6,006,368) (5,957,464) Total Stockholders’ Equity 1,731,579 1,787,927 Total Liabilities and Stockholders’ Equity $ 10,533,736 $ 10,859,217 - 8 -

TWO HARBORS INVESTMENT CORP. CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME (dollars in thousands, except per share amounts) Certain prior period amounts have been reclassified to conform to the current period presentation Three Months Ended March 31, 2026 2025 (unaudited) Net interest expense: Interest income $ 88,650 $ 111,382 Interest expense 95,161 131,714 Net interest expense (6,511) (20,332) Net servicing income: Servicing income 130,143 156,859 Servicing costs 1,848 3,197 Net servicing income 128,295 153,662 Other income (loss): Loss on investment securities (10,986) (32,729) Loss on servicing asset (44,009) (36,221) Gain (loss) on derivative instruments 15,641 (97,340) Gain on mortgage loans held-for-sale 2,052 669 Other income 1,317 761 Total other loss (35,985) (164,860) Expenses: Compensation and benefits 26,698 26,589 Other operating expenses 22,749 20,505 Total expenses 49,447 47,094 Income (loss) before income taxes 36,352 (78,624) Provision for income taxes 4,068 431 Net income (loss) 32,284 (79,055) Dividends on preferred stock (12,807) (13,186) Net income (loss) attributable to common stockholders $ 19,477 $ (92,241) Basic earnings (loss) per weighted average common share $ 0.18 $ (0.89) Diluted earnings (loss) per weighted average common share $ 0.18 $ (0.89) Comprehensive (loss) income: Net income (loss) $ 32,284 $ (79,055) Other comprehensive (loss) income: Unrealized (loss) gain on available-for-sale securities (44,191) 157,172 Other comprehensive (loss) income (44,191) 157,172 Comprehensive (loss) income (11,907) 78,117 Dividends on preferred stock (12,807) (13,186) Comprehensive (loss) income attributable to common stockholders $ (24,714) $ 64,931 - 9 -

TWO HARBORS INVESTMENT CORP. INTEREST INCOME AND INTEREST EXPENSE (in thousands) Three Months Ended March 31, 2026 2025 (unaudited) Interest income: Available-for-sale securities $ 80,687 $ 100,418 Mortgage loans held-for-sale 169 53 Other 7,794 10,911 Total interest income 88,650 111,382 Interest expense: Repurchase agreements 74,527 107,078 Revolving credit facilities 16,350 20,126 Warehouse lines of credit 109 55 Senior notes 2,841 — Convertible senior notes 710 4,455 Other 624 — Total interest expense 95,161 131,714 Net interest expense $ (6,511) $ (20,332) - 10 -

TWO HARBORS INVESTMENT CORP.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(dollars in thousands, except share data)

Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended	
	March 31, 2026	**December 31, 2025**
	(unaudited)	(unaudited)
Reconciliation of comprehensive (loss) income to Earnings Available for Distribution:		
Comprehensive (loss) income attributable to common stockholders	$ (24,714)	$ 50,429
Adjustment for other comprehensive loss (income) attributable to common stockholders:		
Unrealized loss (gain) on available-for-sale securities	44,191	(51,754)
Net income (loss) attributable to common stockholders	$ 19,477	$ (1,325)
Adjustments to exclude reported realized and unrealized (gains) losses:		
Realized loss on securities	10,885	15,018
Unrealized loss (gain) on securities	86	(578)
Provision (reversal of provision) for credit losses	15	(8)
Realized and unrealized loss on mortgage servicing rights	44,009	65,213
Realized and unrealized gain on derivative instruments	(11,897)	(13,121)
Other (gains) losses	(4)	2,590
Other adjustments:		
MSR amortization(1)	(59,893)	(69,700)
TBA dollar roll income(2)	15,874	12,409
U.S. Treasury futures income(3)	3,370	4,471
Change in servicing reserves	41	(322)
Non-cash equity compensation expense	4,422	3,352
Merger-related costs(4)	5,634	4,209
Net provision for income taxes on non-EAD	3,737	5,227
Earnings available for distribution to common stockholders(5)	$ 35,756	$ 27,435
Weighted average basic common shares	104,876,645	104,239,402
Earnings available for distribution to common stockholders per weighted average basic common share	$ 0.34	$ 0.26

(1) MSR amortization refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio, which is deemed a non-GAAP measure due to the company's decision to account for MSR at fair value.

(2) TBA dollar roll income is the economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements.

(3) U.S. Treasury futures income is the economic equivalent to holding and financing a relevant cheapest-to-deliver U.S. Treasury note or bond using short-term repurchase agreements.

(4) Merger-related costs consist of expenses incurred in connection with the company's proposed merger with CCM, as well as its terminated merger with UWM.

(5) EAD is a non-GAAP measure that we define as comprehensive (loss) income attributable to common stockholders, excluding realized and unrealized gains and losses on the aggregate investment portfolio, gains and losses on repurchases of preferred stock, provision for (reversal of) credit losses, reserve expense for representation and warranty obligations on MSR, non-cash compensation expense related to equity incentive plans and merger-related costs. As defined, EAD includes net interest income, accrual and settlement of interest on derivatives, dollar roll income on TBAs, U.S. Treasury futures income, servicing income, net of estimated amortization on MSR and certain cash related operating expenses. EAD provides supplemental information to assist investors in analyzing the company's results of operations and helps facilitate comparisons to industry peers. EAD is one of several measures our board of directors considers to determine the amount of dividends to declare on our common stock and should not be considered an indication of our taxable income or as a proxy for the amount of dividends we may declare.

- 11 -

An MSR-Focused REIT First Quarter Earnings Call Presentation April 29, 2026 Exhibit 99.2

Safe Harbor Statement 2 FORWARD-LOOKING STATEMENTS This presentation of Two Harbors Investment Corp., or TWO, includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended 2025, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to effectively execute and to realize the benefits of strategic transactions and initiatives we have pursued or may in the future pursue; our entry into a merger agreement with CrossCountry Mortgage, LLC and the ability to complete the proposed transaction; our ability to manage various operational risks and costs associated with our business, including the risks associated with operating a mortgage loan servicer and originator; interruptions in or impairments to our communications and information technology systems; our ability to acquire mortgage servicing rights (MSR) and to maintain our MSR portfolio; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. TWO does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in TWO’s most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning TWO or matters attributable to TWO or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. This presentation may include industry and market data obtained through research, surveys, and studies conducted by third parties and industry publications. We have not independently verified any such market and industry data from third-party sources. This presentation is provided for discussion purposes only and may not be relied upon as legal or investment advice, nor is it intended to be inclusive of all the risks and uncertainties that should be considered. This presentation does not constitute an offer to purchase or sell any securities, nor shall it be construed to be indicative of the terms of an offer that the parties or their respective affiliates would accept. Readers are advised that the financial information in this presentation is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the company’s independent auditors.

Common Stock Dividend $0.34 Comprehensive Loss per Share $(0.24) Investment Portfolio(2) $11.9 billion Quarter-End Economic Debt-to-Equity(3) 6.4x Note: Financial data throughout this presentation is as of or for the quarter ended March 31, 2026, unless otherwise noted. Per share metrics utilize basic common shares as the denominator. The End Notes are an integral part of this presentation. See slides 29 through 35 at the back of this presentation for information related to certain financial metrics and defined terms used herein. Quarterly Financials Overview 3 Book Value per Share $10.57 Economic Return on Book Value(1) (2.0)%

4 Market Overview MARKETS REPRICE AS GEOPOLITICAL RISK TAKES CENTER STAGE • The Federal Reserve left rates unchanged as forecasts for inflation and economic growth became more uncertain; market expectations for rate cuts have diminished • Treasury yield curve bear flattened as energy prices rekindled inflation fears ◦ 2-year U.S. Treasury yields rose by 32 basis points to 3.79% ◦ 10-year U.S. Treasury yields rose by 15 basis points to 4.32% I. FED FUND RATE EXPECTATIONS(1) II. QUARTERLY YIELD CURVE CHANGE(1) 2yr Tsy +32bps 10yr Tsy +15bps

RoundPoint Operations Update

TWO + RoundPoint Benefits	**Cost Efficiencies** Focused on additional operational efficiencies to deliver lower cost-to-service per loan	**Additional Income** Subservicing, direct-to-consumer originations, and ancillary products offer new sources of income	**Hedges Portfolio** Direct-to-consumer protects value of TWO's MSR portfolio when interest rates decline and refinancing activity increases more than expected
Servicing Platform Highlights	**$199 billion** Serviced UPB	**846,416** Loans Serviced	**$159 billion** Owned Servicing UPB **$40 billion** Subserviced UPB
Direct-to-Consumer Originations Highlights	**$57 million UPB** in Originations Pipeline[1]	**$92 million UPB** Funded First and Second Liens	**$38 million UPB** Brokered Second Lien Loans
Technology Drives Efficiencies and Experience	**AI in the Contact Center** Deploying speech recognition, transcription and analysis help increase operational efficiency	**Automated Interactions** Expanding to leverage AI for automated interactions via virtual agents, improve quality assurance, and streamline risk reviews	**AI-Driven Agent Assistance and Knowledge Bases** Reduced call time and improved experiences through first call resolution, more accurate responses

5

$1,166.1 $32.3 $(44.2) $(12.8) $(36.0) $4.4 $1,109.8 December 31, 2025 Common Stockholders’ Equity GAAP Net Income Other Comprehensive Loss Preferred Stock Dividends Common Stock Dividends Other March 31, 2026 Common Stockholders’ Equity ($ in millions, except per share data) $11.13 per common share $10.57 per common share Represents Comprehensive Loss of $(24.7) million, or $(0.24) per common share Declared common stock dividend of $0.34 per share Increase Decrease Total Book Value Summary 6 (2.0)% quarterly economic return on book value(1)

Comprehensive Income (Loss) Summary

($ in millions, except per share data)



Lower float earnings rates and lower servicing fee collections on lower balances drove decrease in servicing income, partially offset by lower financing rates
$121.8
$126.2
Higher interest rates and spread widening in Q1 versus bull steepening in rates in Q4, partially offset by lower portfolio run-off on lower MSR balances and lower experienced prepayment speeds
$(83.6)
$(6.7)
Includes income related to originations
$3.4
$0.8
Lower loan level expenses, partially offset by higher compensation and benefits and merger-related costs
$(49.4)
$(51.3)
$(4.1)
$(5.6)
$(12.8)
$(13.0)
Q1 Comprehensive Loss of $(0.24) per weighted average common share
$(24.7)
$50.4
Net Interest and Servicing Income
Mark-to-Market Gains and Losses (1)
Other Income
Operating Expenses
Tax Provision
Preferred Stock Dividends
Comprehensive (Loss) Income
Q1 2026
Q4 2025

7

• $1.4 billion of outstanding borrowings under bilateral MSR asset financing facilities • $977 million of unused MSR asset financing capacity; $102 million committed and $875 million uncommitted • $69 million outstanding borrowings and $81 million of unused, committed capacity for servicing advance receivables BALANCE SHEET AS OF MARCH 31, 2026 • $6.7 billion of outstanding repurchase agreements with 16 counterparties • Weighted average days to maturity of 71 days Average Repo Rate - SOFR (bps) 3-month 6-month Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 0 20 (1) 40 Agency RMBS $6.5 billion MSR $2.4 billion Cash & cash equivalents $0.5 billion All other assets $1.1 billion Agency RMBS repurchase agreements $6.7 billion MSR financing $1.5 billion All other liabilities $0.5 billion Preferred equity $0.6 billion Common equity $1.1 billion 2022 2023 2024 Financing Profile 8 AGENCY RMBS MORTGAGE SERVICING RIGHTS 2025 2026

At March 31, 2026, $11.9 billion portfolio Includes $8.9 billion settled positions Market Value Equivalents ($ billions) Economic Debt-To-Equity 8.4 6.5 6.6 6.5 3.0 4.4 4.2 3.0 3.0 2.6 2.4 2.4 7.0x 7.2x 7.0x 6.4x Agency Net TBA Position MSR Economic Debt-to-Equity 6/30/2025 9/30/2025 12/31/2025 3/31/2026 0 5 10 15 20 25 0.0x 2.0x 4.0x 6.0x 8.0x (3) (3) (2) 11.9 13.2 14.4 13.5 Note: Sensitivity data as of March 31, 2026. The above scenarios are provided for illustration purposes only and are not necessarily indicative of TWO’s financial condition and operating results, nor are they necessarily indicative of the financial condition or results of operations that may be expected for any future period or date. See Slide 17 the Appendix for more information on our risk positioning. Change in common book value (1.1)% (0.9)% (1.1)% (1.3)% 12/31/2025 3/31/2026 Up 25 basis points Down 25 basis points (2.0)% (1.0)% —% Change in common book value (4.0)% 3.7% (5.2)% 3.2% 12/31/2025 3/31/2026 Up 25 basis points Down 25 basis points (8.0)% —% 8.0% 9 Portfolio Composition and Risk Positioning I. PORTFOLIO COMPOSITION(1) II. INTEREST RATE EXPOSURE(4) III. MORTGAGE SPREAD EXPOSURE(5)

10 Agency RMBS Investment Landscape ADMINISTRATION’S SUPPORT FOR RMBS MITIGATED BY THE RISE IN VOLATILITY AND BROAD RISK-OFF SENTIMENT • Mortgage performance started strong - bolstered by the January 8 announcement that the GSEs will buy $200 billion of RMBS - with implied volatility falling to its lowest levels since October 2021, and current coupon spreads hitting quarterly tights on January 12 • Performance eroded over the balance of the quarter, driven predominantly by geopolitical events and the attendant increase in realized and implied volatility and the flattening of the yield curve • Nominal current coupon to swaps widened by 26 basis points, while OAS was 15 basis points wider • Compared to the prior quarters at similar levels of implied volatility, mortgage spreads were tighter owing to favorable supply/demand conditions • Nominal and option-adjusted spread curves steepened, with lower coupons roughly unchanged while 4.5s and higher widened I. RMBS SPREADS WIDENED, VOLATILITY INCREASED(1) II. SPREAD CURVES STEEPENED(2)

Coupon Ticks (32nds) TBAs TWO Specified Pools 4.0 4.5 5.0 5.5 6 6.5 -20 -10 0 10 20 TBAs (Q1-2026) TWO Specified Pools (Q1-2026) (5) TBAs (Q4-2025) (5) TWO Specified Pools (Q4-2025) Market Value(4) ($ billions) $— $0.35 $1.40 $1.57 $1.57 $0.50 11 Agency RMBS Portfolio I. RMBS QUARTERLY PERFORMANCE II. SPECIFIED POOL PREPAYMENT SPEEDS(1) (2) (3) QUARTERLY HIGHLIGHTS • For the coupons that TWO owned for the full duration of the quarter, specified pools mostly outperformed TBAs • Post spread tightening in mid-January, we lowered our spread exposure then managed it higher as spreads widened later in the quarter • Exposure was reduced to 4.5s mostly through sales of specified pools, while holdings increased in 5.5% specified pools with better carry and relative value • The pickup in realized volatility increased hedging costs for both securities and MSR • Weighted average specified pool portfolio prepayment speeds increased to 9.8%, compared to 8.6% in the fourth quarter(1), mostly from increases in higher coupons that responded to the quarterly low in mortgage rates

12 MSR Investment Landscape MSR MARKET CONTINUES TO BE WELL SUPPORTED • MSR market well subscribed and pricing stable across channels • Servicing transfer volume remained robust at $93 billion UPB, ahead of the same quarter in 2025 but down from the prior two quarters • Most supply coming from non-bank originators with a broader array of buyers including other non-bank originators, banks, and REITs • With rates around 6.5%, about 1% of the UPB of TWO's MSR portfolio has 50 basis points or more of a rate incentive to refinance • Housing market remains slow; persistent inventory shortages in many markets expected to continue to put upward pressure on prices • Housing affordability is likely to reverse given rise in mortgage rates I. BULK MSR TRANSFER VOLUME(1) II. COMPOSITION OF TWO MSR VS. CURRENT RATES(2)

UPB(3) ($ billions) $61.6 $26.5 $16.8 $9.5 $8.0 $6.3 $4.0 $3.1 $3.4 $1.6 QUARTERLY HIGHLIGHTS • Higher mortgage rates and wider RMBS spreads generally lead to higher servicing multiples • Price multiple increased slightly quarter-over-quarter to 5.9x from 5.8x in the fourth quarter • Added $151.8 million UPB through flow acquisitions and recapture • Weighted average 3-month CPR decreased to 5.6% CPR from 6.4% in Q4, reflecting slower seasonal speeds • Actual prepayment speeds continue to run below model speeds, a tailwind for returns • 60+ day delinquencies remain low at 0.9% 3/31/2026 12/31/2025 Fair value ($ millions) $ 2,381 $ 2,422 Price multiple 5.9x 5.8x UPB ($ millions) $ 160,300 $ 163,773 Gross coupon rate 3.55% 3.55 % Current loan size ($ thousands) $ 322 $ 325 Original FICO(2) 760 760 Original Loan-to-Value (LTV) 73% 73% 60+ day delinquencies 0.9% 0.9 % Net servicing fee (bps) 25.3 25.3 Loan age (months) 67 64 3-month CPR 5.6% 6.4 % TBAs (Q1-2026) TWO MSR (Q1-2026) (4) TBAs (Q4-2025) (4) TWO MSR (Q4-2025) 13 MSR Portfolio I. MSR PORTFOLIO CHARACTERISTICS(1) II. 30-YEAR MSR PREPAYMENT SPEEDS

14 Return Potential and Outlook ATTRACTIVE RETURN OPPORTUNITIES FOR UNIQUELY POSITIONED PORTFOLIO As of March 31, 2026 PORTFOLIO MARKET VALUE ($ millions) INVESTED CAPITAL ALLOCATED(1) STATIC RETURN ESTIMATE(2) SERVICING MSR 2,381 RMBS(3) 5,009 Total 7,390 65% 11% - 14% SECURITIES RMBS(3) 4,442 Other Securities 1,120 Total 5,562 35% 11% - 15% INVESTED CAPITAL ($ millions) TWO’s STATIC RETURN ESTIMATE(4) Total Portfolio Before Corporate and Tax Expenses 11.2% - 14.5% Corporate and Tax Expenses(5) (3.2)% - (3.2)% Total Return to Invested Capital 8.0% - 11.4% INVESTED CAPITAL Senior Notes 115 9.4% Preferred Equity(6) 622 8.9% Common Equity 1,110 7.3% - 12.9% Total Invested Capital 1,847 PROSPECTIVE QUARTERLY STATIC RETURN PER BASIC COMMON SHARE(7): $0.19 - $0.34 Note: This slide presents estimates for illustrative purposes only, using TWO’s base case assumptions (e.g., spreads, prepayment speeds, financing costs, leverage and expenses), and does not contemplate market-driven value changes, active portfolio management, or certain operating expenses. Actual results may differ materially.

Appendix

Coupon (%) TBA Market Price(1) TBA Notional ($m) Specified Pools Par Value ($m)(2) MSR/ Agency IO UPB ($m)(3) Combined ($m) ZV to SOFR Spreads for Specified Pools(4) 4.5% $ 97.68 $ (157) $ 359 $ — $ 202 106 5.0% $ 99.81 2,072 1,404 (1,961) 1,515 112 5.5% $ 101.44 2,025 1,552 (3,053) 524 135 6.0% $ 102.68 (440) 1,530 — 1,090 154 ≥ 6.5% $ 103.91 (481) 486 — 5 155 Total $ 3,019 $ 5,331 $ (5,014) $ 3,336 134 16 Effective Coupon Positioning Coupon UPB ($ in billions) Q1 2026 Q4 2025 4.5 5.0 5.5 6.0 ≥ 6.5 -2.0 -1.0 0.0 1.0 2.0 3.0 4.0 I. EFFECTIVE COUPON POSITIONING II. QUARTER-OVER-QUARTER CHANGE IN POSITIONING Combined TBA, Specified Pool and MSR positioning by coupon

Note: Sensitivity data as of March 31, 2026. The above scenarios are provided for illustration purposes only and are not necessarily indicative of TWO’s financial condition and operating results, nor are they necessarily indicative of the financial condition or results of operations that may be expected for any future period or date. Book Value Exposure to Changes in Rates % Change in Common Book Value 2-Year Rate (basis points) 10-Year Rate (basis points) Agency P&I RMBS/TBA MSR/Agency IO RMBS(1) Other(2) Combined -25 0 Bull Steepener(3) 2.8% 0.5% (3.7) % (0.4) % 0 -25 Bull Flattener(4) 5.0% (4.9) % (1.0) % (0.9) % -50 -50 Parallel Shift(5) 14.4% (9.4) % (9.4) % (4.4) % -25 -25 Parallel Shift(5) 7.7% (4.4) % (4.6) % (1.3) % 0 0 Base — % — % — % — % +25 +25 Parallel Shift(5) (8.7) % 3.2% 4.4% (1.1) % +50 +50 Parallel Shift(5) (18.2) % 6.1% 8.8% (3.3) % +25 0 Bear Flattener(3) (2.7) % (0.9) % 3.4% (0.2) % 0 +25 Bear Steepener(4) (6.0) % 4.1% 1.1% (0.8) % Book Value Exposure to Current Coupon Spread(6) % Change in Common Book Value Parallel Shift in Spreads (basis points) Agency P&I RMBS/TBA MSR/Agency IO RMBS(1) Combined -25 7.4% (4.2) % 3.2% 0 — % — % — % +25 (8.4) % 3.2% (5.2) % 17 Risk Positioning

18 Markets Overview I. QUARTERLY MORTGAGE PERFORMANCE(1) II. DAILY VOLATILITY OF 10-YEAR SWAP RATE(2) III. MORTGAGE SPREAD VOLATILITY(3) IV. TWO MSR SPEEDS AND EXISTING HOME SALES(4)

$64.9 $(221.8) $(80.2) $50.4 $(24.7) Comprehensive Income ($ in millions) Q1-2025 Q2-2025 Q3-2025 Q4-2025 Q1-2026 $-300 $-150 $0 $150 $14.66 $12.14 $11.04 $11.13 $10.57 $0.45 $0.39 $0.34 $0.34 $0.34 Book Value ($) Dividend Declared ($) Q1-2025 Q2-2025 Q3-2025 Q4-2025 Q1-2026 $5.00 $10.00 $15.00 $20.00 4.4% (14.5)% (6.3)% 3.9% (2.0)% Quarterly Return on Book Value Q1-2025 Q2-2025 Q3-2025 Q4-2025 Q1-2026 -20% -10% 0% 10% 13.5% 14.5% 13.8% 13.0% 11.9% Dividend Yield Q1-2025 Q2-2025 Q3-2025 Q4-2025 Q1-2026 5% 10% 15% 20% 19 Financial Performance I. COMPREHENSIVE INCOME (LOSS) II. QUARTERLY ECONOMIC RETURN ON BOOK VALUE(1) III. DIVIDEND YIELD(2) IV. BOOK VALUE AND DIVIDEND PER COMMON SHARE(2)

Net Interest, Servicing and Mark-to-Market Detail

($ in millions, except per share data)


Mark-to-Market
Decrease in servicing income driven by lower float earnings rates and lower servicing fee collections on lower balances
$141.7
$128.3
Unfavorable market movement on Agency RMBS driven by higher interest rates and spread widening in Q1, versus bull steepening in rates in Q4
Unfavorable market movement on TBAs driven by higher interest rates and spread widening towards the end of Q1, versus bull steepening in rates in Q4, partially offset by net gains on other interest rate hedges vs. net losses in Q4
Slight favorable change in valuation inputs and assumptions used in the fair valuation of MSR versus an unfavorable change in Q4, as well as lower portfolio run-off on lower MSR balances as a result of sales and lower experienced prepayment speeds
Decrease in net interest expense driven by lower financing costs due to lower average balances and lower rates
$37.3
$15.6
$21.2
$(6.5)
$(15.5)
Net Interest and Servicing Income
$(55.2)
$(44.0)
$(65.2)
Net Interest Expense
Net Servicing Income
Investment Securities (Loss) Gain and Change in OCI
Net Derivatives Gain
Servicing Asset Loss
Q1 2026
Q4 2025

20

Q1-2026 Portfolio Yields and Financing Costs

($ thousands) Portfolio Asset Type	Measure	Average Amortized Cost	Income[1]	Average Yield
Available-for-sale securities	GAAP	$ 6,445,955	$ 80,687	5.01%
Mortgage loans held-for-sale	GAAP	11,280	169	5.99%
Adjustments to include other portfolio items:				
Mortgage servicing rights[2][3]	Non-GAAP	1,446,435	40,894	11.31%
Agency derivatives[2][4]	Non-GAAP	74,179	2,032	10.96%
TBAs[2][5]	Non-GAAP	3,874,364	51,890	5.36%
Total portfolio	Non-GAAP	$ 11,852,213	$ 175,672	5.93%

Financing Collateral Type	Measure	Average Outstanding Balance	Expense[6]	Average Cost
Borrowings collateralized by available-for-sale securities	GAAP	$ 6,338,724	$ 63,028	3.98%
Borrowings collateralized by mortgage loans held-for-sale	GAAP	11,129	172	6.18%
Adjustments to include other financing items:				
Borrowings collateralized by mortgage servicing rights and advances	GAAP	1,529,593	27,253	7.13%
Borrowings collateralized by Agency derivatives[4]	GAAP	50,340	533	4.24%
Senior notes[7]	GAAP	111,162	2,841	10.22%
Convertible senior notes[8]	GAAP	40,737	710	6.97%
Interest rate swaps[2][9]	Non-GAAP		(1,712)	(0.06)%
U.S. Treasury futures[2][10]	Non-GAAP		(3,370)	(0.11)%
TBAs[2][5]	Non-GAAP	3,874,364	36,016	3.72%
Total financing	Non-GAAP	$ 11,956,049	$ 125,471	4.20%

Net Spread	Measure			Average Yield, less Cost
Net spread on AFS securities and mortgage loans held-for-sale	GAAP			1.03%
Net spread on total portfolio	Non-GAAP			1.73%

21

Par Value ($ millions) Market Value ($ millions) Weighted Average CPR(1) % Prepay Protected(2) Amortized Cost Basis ($ millions) Gross Weighted Average Coupon Weighted Average Age (Months) 30-Year Fixed 4.5% $ 359 $ 349 7.7% 100.0% $ 354 5.2% 43 5.0% 1,404 1,399 9.7% 99.2% 1,425 5.8% 45 5.5% 1,552 1,569 11.5% 80.3% 1,577 6.4% 25 6.0% 1,530 1,568 25.6% 78.3% 1,569 6.9% 10 ≥ 6.5% 486 507 27.8% 90.6% 506 7.3% 12 5,331 5,392 16.7% 86.9% 5,431 6.4% 26 Other P&I(3) 1,099 1,096 5.1% — % 1,101 5.3% 13 IOs and IIOs(4) 1,457 80 24.6% — % 91 6.7% 52 Total Agency RMBS $ 7,887 $ 6,568 71.3% $ 6,623 ($ millions) Notional Amount Bond Equivalent Value(5) Through-the-Box Speeds(6) TBA Positions 4.5% $ (157) $ (152) 2.0% 5.0% 2,072 2,041 3.3% 5.5% 2,025 2,033 18.7% 6.0% (440) (448) 38.7% ≥ 6.5% (481) (497) 44.8 % Net TBA Position $ 3,019 $ 2,977 22 Agency RMBS Portfolio

Number of Loans Unpaid Principal Balance ($ millions) Gross Coupon Rate Current Loan Size ($ thousands) Loan Age (months) Original FICO(2) Original LTV 60+ Day Delinquencies 3-Month CPR Net Servicing Fee (bps) 30-Year Fixed < 3.25% 246,100 $ 72,064 2.8% $ 347 62 768 72% 0.4% 3.3% 25.0 3.25% - 3.75% 114,280 27,453 3.4% 308 76 753 74% 0.8% 4.3% 25.1 3.75% - 4.25% 76,326 14,109 3.9% 245 104 752 75% 1.0% 5.1% 25.3 4.25% - 4.75% 45,475 7,602 4.4% 241 101 739 77% 1.8% 5.5% 25.2 4.75% - 5.25% 32,377 7,325 5.0% 345 65 748 79% 1.7% 5.6% 25.2 > 5.25% 55,260 16,804 6.2% 406 35 750 80% 1.8% 16.1% 26.9 569,818 145,357 3.6% 331 68 759 74% 0.9% 5.5% 25.3 15-Year Fixed < 2.25% 17,305 3,629 2.0% 252 59 776 60% 0.2% 3.5% 25.0 2.25% - 2.75% 30,060 5,106 2.4% 213 63 772 60% 0.2% 4.5% 25.0 2.75% - 3.25% 24,064 2,395 2.9% 151 86 765 62% 0.3% 7.2% 25.2 3.25% - 3.75% 12,602 853 3.4% 109 104 755 64% 0.5% 9.1% 25.2 3.75% - 4.25% 5,654 344 3.9% 109 100 739 66% 0.5% 10.6% 25.4 > 4.25% 4,983 697 5.3% 282 40 750 64% 1.4% 20.9% 27.4 94,668 13,024 2.6% 206 68 769 61% 0.3% 6.2% 25.2 Total ARMs 1,456 490 5.1% 443 46 765 72% 0.6% 27.6% 25.1 Total Portfolio 665,942 $ 158,871 3.5% $ 321 68 760 73% 0.8% 5.6% 25.3 23 Mortgage Servicing Rights Portfolio(1)

$ millions Q1-2026 Q4-2025 Q3-2025 Q2-2025 Q1-2025 UPB at beginning of period $ 162,450 $ 175,821 $ 198,823 $ 196,773 $ 200,317 Bulk purchases of mortgage servicing rights — — — 6,385 — Flow purchases of mortgage servicing rights 95 330 664 170 155 Originations/recapture of mortgage servicing rights 57 69 34 34 20 Sales of mortgage servicing rights — (9,552) (19,112) — — Scheduled payments (1,393) (1,423) (1,647) (1,637) (1,624) Prepaid (2,327) (2,739) (2,964) (2,914) (2,110) Other changes (11) (56) 23 12 15 UPB at end of period $ 158,871 $ 162,450 $ 175,821 $ 198,823 $ 196,773 24 Mortgage Servicing Rights UPB Roll-forward

3/31/2026 12/31/2025 Number of Loans Unpaid Principal Balance ($ millions) Number of Loans Unpaid Principal Balance ($ millions) Mortgage servicing rights 665,942 $ 158,871 675,215 $ 162,450 Subservicing(1) 179,899 40,052 178,356 40,492 Servicing administrator(2) 505 266 514 273 Mortgage loans held-for-sale(3) 70 18 38 14 Total serviced mortgage assets 846,416 $ 199,207 854,123 $ 203,229 25 Serviced Mortgage Assets

$ millions Outstanding Borrowings and Maturities(1) Repurchase Agreements Revolving Credit Facilities Warehouse Lines of Credit Senior Notes Total Borrowings Percent (%) Within 30 days $ 2,197.0 $ — $ — $ — $ 2,197.0 26.5% 30 to 59 days 1,510.3 — — — 1,510.3 18.2% 60 to 89 days 831.3 69.0 12.7 — 913.0 11.0% 90 to 119 days 722.0 — — — 722.0 8.7% 120 to 364 days 1,984.7 — — — 1,984.7 24.0 % One to three years — 847.9 — — 847.9 10.2 % Three to five years — — — 111.2 111.2 1.4% $ 7,245.3 $ 916.9 $ 12.7 $ 111.2 $ 8,286.1 100.0 % Collateral Pledged for Borrowings Repurchase Agreements(2) Revolving Credit Facilities(2) Warehouse Lines of Credit Senior Notes Total Collateral Pledged Percent (%) Available-for-sale securities, at fair value $ 6,498.8 $ — $ — n/a $ 6,498.8 68.9 % Mortgage servicing rights, at fair value 941.6 1,437.8 — n/a 2,379.4 25.2 % Mortgage loans held-for-sale, at fair value 5.4 — 12.8 n/a 18.2 0.2 % Restricted cash 140.5 — 0.4 n/a 140.9 1.5 % Due from counterparties 255.4 — — n/a 255.4 2.7 % Derivative assets, at fair value 62.1 — — n/a 62.1 0.7 % Other assets (includes servicing advances) — 80.0 — n/a 80.0 0.8% $ 7,903.8 $ 1,517.8 $ 13.2 n/a $ 9,434.8 100.0% 26 Financing

Type & Maturity Notional Amount ($M) Carrying Value ($M)(1) Weighted Average Months to Expiration U.S. Treasury futures 2 year $ (2,312.8) $ — 3.0 5 year (1,701.2) — 3.0 10 year (501.1) — 2.6 20 year 190.8 — 2.6 Eris SOFR swap futures 5 year (1,200.0) — 62.6 10 year (830.0) — 122.7 Total futures $ (6,354.3) $ — 27.5 27 Futures

Maturities Notional Amount ($M) Average Fixed Pay Rate Average Receive Rate Average Maturity (Years) Payers > 1 and ≤ 3 years $ 2,956.6 3.412% 3.680% 1.7 > 3 and ≤ 5 years 1,761.4 3.589% 3.680% 3.7 > 5 and ≤ 7 years 903.9 3.563% 3.680% 5.8 > 7 and ≤ 10 years 622.5 3.887% 3.680% 9.1 > 10 years 670.4 3.855% 3.680% 14.0 $ 6,914.8 3.562% 3.680% 4.6 Maturities Notional Amount ($M) Average Pay Rate Average Fixed Receive Rate Average Maturity (Years) Receivers > 3 and ≤ 5 years $ 2,401.4 3.680% 3.450% 4.5 > 5 and ≤ 7 years 280.8 3.680% 3.427% 6.9 > 7 and ≤ 10 years 842.0 3.680% 3.781% 8.9 > 10 years 996.8 3.680% 3.750% 19.5 $ 4,521.0 3.680% 3.576% 8.8 28 Interest Rate Swaps

PAGE 3 - Quarterly Financials Overview 1. Economic return on book value is defined as the increase (decrease) in common book value from the beginning to the end of the given period, plus dividends declared to common stockholders in the period, divided by common book value as of the beginning of the period. 2. Includes $8.9 billion in settled positions and $3.0 billion net TBA position, which represents the bond equivalent value of the company’s TBA position. Bond equivalent value is defined as notional amount multiplied by market price. TBA contracts accounted for as derivative instruments in accordance with GAAP. For additional detail on the portfolio, see slides 11 and 13, and Appendix slides 22 and 23. 3. Economic debt-to-equity is defined as total borrowings to fund Agency and non-Agency investment securities, MSR and related servicing advances and mortgage loans held-for-sale, plus the implied debt on net TBA cost basis and net payable (receivable) for unsettled RMBS, divided by total equity. PAGE 4 - Markets Overview 1. Source: Bloomberg, as of the dates noted. PAGE 5 - RoundPoint Operations Update 1. Number represents approximate pull-through adjusted UPB in originations pipeline as of March 31, 2026. PAGE 6 - Book Value Summary 1. Economic return on book value is defined as the increase (decrease) in common book value from the beginning to the end of the given period, plus dividends declared to common stockholders in the period, divided by common book value as of the beginning of the period. PAGE 7 - Comprehensive Income (Loss) Summary 1. Mark-to-Market Gains and Losses represents the sum of investment securities gain (loss) and change in accumulated other comprehensive income (OCI), net swap and other derivative gains (losses), and servicing asset gains (losses). See Appendix slide 20 for more detail. PAGE 8 - Financing Profile 1. Source: Bloomberg. Represents the average spread between repurchase rates and the Secured Overnight Financing Rate (SOFR) over trailing three-month and six-month periods between Q1 2022 and Q1 2026 (as of March 31, 2026). PAGE 9 - Portfolio Composition and Risk Positioning 1. For additional detail on the portfolio, see slides 11 and 13, and Appendix slides 22 and 23. 2. Net TBA position represents the bond equivalent value of the company’s TBA position. Bond equivalent value is defined as notional amount multiplied by market price. TBA contracts are accounted for as derivative instruments in accordance with GAAP. 3. Economic debt-to-equity is defined as total borrowings to fund Agency and non-Agency investment securities, MSR and related servicing advances and mortgage loans held-for-sale, plus the implied debt on net TBA cost basis and net payable (receivable) for unsettled RMBS, divided by total equity. 4. Interest rate exposure represents estimated change in common book value for theoretical parallel shift in interest rates. 5. Spread exposure represents estimated change in common book value for theoretical parallel shifts in spreads. 29 End Notes

PAGE 10 - Agency RMBS Investment Landscape 1. Source: J.P. Morgan DataQuery. Data is model-based and represents universal mortgage-backed securities (UMBS) generic TBA spreads as of the dates noted. In 2023, J.P. Morgan updated their model affecting only 2023 data. 2. Spreads produced using prepayment speeds generated with The Yield Book® Software using internally calibrated prepayment dials. Data as of March 31, 2026. ZV Spread stands for zero volatility spread. PAGE 11 - Agency RMBS Portfolio 1. Specified pools include securities with implicit or explicit prepayment protection, including lower loan balances (securities collateralized by loans less than or equal to $300K of initial principal balance), higher LTVs (securities collateralized by loans with greater than or equal to 80% LTV), certain geographic concentrations, loans secured by investor-owned properties, and lower FICO scores, as well as securities without such protection, including large bank-serviced and others. 2. Represents UMBS generic TBA performance during the quarter. 3. Specified pool performance excludes (1) certain coupons in which we were not invested for the full duration of the quarter and (2) certain coupons with de minimis balances. 4. Specified pool market value by coupon as of March 31, 2026. 5. Three-month prepayment speeds of delivered TBA contracts; average of J.P. Morgan, Bank of America, and Citi data. PAGE 12 - MSR Investment Landscape 1. Source: RiskSpan and TWO’s internal estimates as of March 31, 2026. 2. TWO MSR 30-year fixed-rate UPB as of March 31, 2026 factor date; Freddie Mac’s Primary Mortgage Market Survey (PMMS) as of March 31, 2026. MSR portfolio based on the prior month-end's principal balance of the loans underlying the company's MSR, increased for current month purchases and excluding unsettled MSR on loans for which the company is the named servicer as well as MSR on loans recently settled for which transfer to the company is not yet complete. PAGE 13 - MSR Portfolio 1. MSR portfolio based on the prior month-end's principal balance of the loans underlying the company's MSR, increased for current month purchases. Portfolio metrics, other than fair value and UPB, represent averages weighted by UPB. 2. FICO represents a mortgage industry accepted credit score of a borrower. 3. MSR portfolio based on the prior month-end's principal balance of the loans underlying the company's MSR, increased for current month purchases and excluding unsettled MSR on loans for which the company is the named servicer as well as MSR on loans recently settled for which transfer to the company is not yet complete. 4. Three-month prepayment speeds of delivered TBA contracts; average of J.P. Morgan, Bank of America, and Citi data. PAGE 14 - Return Potential and Outlook 1. Capital allocated represents management’s internal allocation. Certain financing balances and associated interest expenses are allocated between investments based on management’s assessment of leverage ratios and required capital or liquidity to support the investment. 2. Market return estimates reflect static assumptions using quarter-end spreads and market data. 3. Includes Agency pools and TBA positions. TBA contracts accounted for as derivative instruments in accordance with GAAP. 4. Estimated return on invested capital reflects static return assumptions using quarter-end portfolio valuations. 5. Total expenses includes operating expenses and tax expenses within the company’s taxable REIT subsidiaries. 6. Preferred equity coupon represents the 5-year yield along the forward curve to account for floating rate resets. 7. Prospective quarterly static return estimate per basic common share reflects portfolio performance expectations given current market conditions and represents the comprehensive income attributable to common stockholders (net of dividends on preferred stock). 30 End Notes (continued)

PAGE 16 - Effective Coupon Positioning 1. Represents UMBS TBA market prices as of March 31, 2026. 2. Specified pools include securities with implicit or explicit prepayment protection, including lower loan balances (securities collateralized by loans less than or equal to $300K of initial principal balance), higher LTVs (securities collateralized by loans with greater than or equal to 80% LTV), certain geographic concentrations, loans secured by investor-owned properties, and lower FICO scores, as well as securities without such protection, including large bank-serviced and others. 3. MSR/Agency IO represents an internally calculated exposure of a synthetic TBA position and the current coupon equivalents of our MSR, including the effect of unsettled MSR, and Agency IO RMBS. 4. Spreads generated with The Yield Book® Software using internally calibrated dials. PAGE 17 - Risk Positioning 1. MSR/Agency IO RMBS includes the effect of unsettled MSR. 2. Other includes all other derivative assets and liabilities and borrowings. Other excludes TBAs, which are included in the Agency P&I RMBS/TBA category. 3. Bull Steepener/Bear Flattener is a shift in short-term rates that represents estimated change in common book value for theoretical non-parallel shifts in the yield curve. Analysis uses a +/- 25 basis point shift in 2- year rates while holding long-term rates constant. 4. Bull Flattener/Bear Steepener is a shift in long-term rates that represents estimated change in common book value for theoretical non-parallel shifts in the yield curve. Analysis uses a +/- 25 basis point shift in 10-year rates while holding short-term rates constant. 5. Parallel shift represents estimated change in common book value for theoretical parallel shift in interest rates. 6. Book value exposure to current coupon spread represents estimated change in common book value for theoretical parallel shifts in spreads. PAGE 18 - Markets Overview 1. Source: Bloomberg, US MBS Index Monthly Treasury Excess Return data as of dates noted. 2. Source: Bloomberg, as of dates noted. 3. Source: J.P. Morgan DataQuery. 4. Monthly prepay speeds from National Association of Realtors via Bloomberg and RiskSpan as of March 31, 2026. MSR portfolio based on the prior month-end's principal balance of the loans underlying the company's MSR, increased for current month purchases and excluding unsettled MSR on loans for which the company is the named servicer as well as MSR on loans recently settled for which transfer to the company is not yet complete. PAGE 19 - Financial Performance 1. Economic return on book value is defined as the increase (decrease) in common book value from the beginning to the end of the given period, plus dividends declared to common stockholders in the period, divided by the common book value as of the beginning of the period. 2. Historical dividends may not be indicative of future dividend distributions. The company ultimately distributes dividends based on its taxable income per common share, not GAAP earnings. The annualized dividend yield on the company’s common stock is calculated based on the closing price of the last trading day of the relevant quarter. 31 End Notes (continued)

PAGE 21 - Q1 2026 Portfolio Yields and Financing Costs 1. Includes interest income, net of premium amortization/discount accretion, on Agency and non-Agency investment securities, servicing income, net of estimated amortization and servicing expenses, on MSR, and the implied asset yield portion of dollar roll income on TBAs. Amortization on MSR refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio, which is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value. TBA dollar roll income is the non-GAAP economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements. 2. As reported elsewhere in the company’s filings with the Securities and Exchange Commission, MSR, Agency derivatives, TBA, interest rate swap agreements and U.S. Treasury futures are reported at fair value in the company’s consolidated financial statements in accordance with GAAP, and the GAAP presentation and disclosure requirements for these items do not define or include the concepts of yield or cost of financing, amortized cost, or outstanding borrowings. 3. Amortized cost on MSR for a given period equals the net present value of the remaining future cash flows (obtained by applying original prepayment assumptions to the actual unpaid principal balance at the start of the period) using a discount rate equal to the original pricing yield. Original pricing yield is the discount rate which makes the net present value of the cash flows projected at purchase equal to the purchase price. MSR amortized cost is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value. 4. Represents inverse interest-only Agency RMBS which are accounted for as derivative instruments in accordance with GAAP. 5. Both the implied asset yield and implied financing benefit/cost of dollar roll income on TBAs are calculated using the average cost basis of TBAs as the denominator. TBA dollar roll income is the non-GAAP economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements. TBAs are accounted for as derivative instruments in accordance with GAAP. 6. Includes interest expense and amortization of deferred debt issuance costs on borrowings under repurchase agreements (excluding those collateralized by U.S. Treasuries), revolving credit facilities, senior notes and convertible senior notes, interest spread income/expense and amortization of upfront payments made or received upon entering into interest rate swap agreements, and the implied financing benefit/cost portion of dollar roll income on TBAs. TBA dollar roll income is the non-GAAP economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements. 7. Unsecured senior notes. 8. Unsecured convertible senior notes. 9. The cost of financing on interest rate swaps held to mitigate interest rate risk associated with the company’s outstanding borrowings is calculated using average borrowings balance as the denominator. 10. The cost of financing on U.S. Treasury futures held to mitigate interest rate risk associated with the company’s outstanding borrowings is calculated using average borrowings balance as the denominator. U.S. Treasury futures income is the economic equivalent to holding and financing a relevant cheapest-to-deliver U.S. Treasury note or bond using short-term repurchase agreements. PAGE 22 - Agency RMBS Portfolio 1. Weighted average actual one-month CPR released at the beginning of the following month based on RMBS held as of the preceding month-end. 2. Determination of the percentage of prepay protected 30-year fixed Agency RMBS includes securities with implicit or explicit prepayment protection, including lower loan balances (securities collateralized by loans less than or equal to $300K of initial principal balance), higher LTVs (securities collateralized by loans with greater than or equal to 80% LTV), certain geographic concentrations, loans secured by investor-owned properties, and lower FICO scores. 3. Other P&I includes 15-year fixed, Hybrid ARMs, CMO and DUS pools. 4. IOs and IIOs represent market value of $64.0 million of Agency derivatives and $16.0 million of interest-only Agency RMBS. Agency derivatives are inverse interest-only Agency RMBS, which are accounted for as derivative instruments in accordance with GAAP. 5. Bond equivalent value is defined as the notional amount multiplied by market price. TBA contracts accounted for as derivative instruments in accordance with GAAP. 6. Three-month prepayment speeds of delivered TBA contracts; average of J.P. Morgan, Bank of America, and Citi data. PAGE 23 - Mortgage Servicing Rights Portfolio 1. MSR portfolio excludes residential mortgage loans for which the company is the named servicing administrator. Portfolio metrics, other than fair value and UPB, represent averages weighted by UPB. 2. FICO represents a mortgage industry-accepted credit score of a borrower. 32 End Notes (continued)

PAGE 25 - Serviced Mortgage Assets 1. Off-balance sheet mortgage loans owned by third parties and subserviced by the Company. 2. Off-balance sheet mortgage loans owned by third parties for which the Company acts as servicing administrator (subserviced by appropriately licensed third-party subservicers). 3. Originated or purchased mortgage loans held-for-sale at period-end. PAGE 26 - Financing 1. As of March 31, 2026, outstanding borrowings had a weighted average of 5.1 months to maturity. 2. Repurchase agreements and revolving credit facilities secured by MSR and/or other assets may be over-collateralized due to operational considerations. PAGE 27 - Futures 1. Exchange-traded derivative instruments (futures and options on futures) require the posting of an “initial margin” amount determined by the clearing exchange, which is generally intended to be set at a level sufficient to protect the exchange from the derivative instrument’s maximum estimated single-day price movement. The company also exchanges “variation margin” based upon daily changes in fair value, as measured by the exchange. The exchange of variation margin is considered a settlement of the derivative instrument, as opposed to pledged collateral. Accordingly, the receipt or payment of variation margin is accounted for as a direct reduction to the carrying value of the exchange-traded derivative asset or liability. 33 End Notes (continued)